Farmer Mac Announces Changes to Its 2020 Annual Meeting of Stockholders and Sets Date for
First Quarter 2020 Earnings Release and Conference Call

WASHINGTON, April 30, 2020 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced changes to the date and time of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) as well as the opportunity to participate in the Annual Meeting remotely due to the ongoing public health impact of the novel coronavirus 2019 (“COVID-19”) pandemic and to support the health and well-being of Farmer Mac’s stockholders, employees, directors, and community. Specifically, Farmer Mac’s board of directors has approved changing the date and time of the Annual Meeting to Tuesday, May 12, 2020 beginning at 9:30 a.m. Eastern Daylight Time at Farmer Mac’s office located at 1999 K Street, N.W., Fourth Floor, Boardroom, Washington, D.C. 20006. Farmer Mac will provide an audio conference call and webcast access for the Annual Meeting.

Farmer Mac also announced today that it will release its financial results for the fiscal quarter ending March 31, 2020 on Monday, May 11, 2020 after the closing of equity markets. A conference call to discuss Farmer Mac’s first quarter 2020 financial results will be held beginning at 8:30 a.m. Eastern Daylight Time on Tuesday, May 12, 2020, prior to the Annual Meeting.

Annual Meeting Telephone and Webcast Information
In light of the current COVID-19 public health and safety recommendations, Farmer Mac encourages voting stockholders as of March 6, 2020 (the “Record Date”) to take advantage of the opportunity to participate in the Annual Meeting remotely on May 12, 2020 beginning at 9:30 a.m. Eastern Daylight Time. The audio conference call for the Annual Meeting can be accessed by telephone or webcast:

Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the “Farmer Mac Annual Meeting of Stockholders.” This call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the Annual Meeting.

Stockholders who vote their shares by proxy do not need to attend the Annual Meeting. Farmer Mac asks that any stockholder who plans to attend the Annual Meeting in person or who wishes to inspect a list of voting stockholders for a purpose related to the Annual Meeting please notify Farmer Mac at least 24 hours in advance of the meeting by email to ir@farmermac.com. In accordance with recent guidelines recommended by federal and local authorities and the Centers for Disease Control and Prevention restricting group gatherings, seating will be limited and attendees may also be subject to health screening procedures upon entering the building.

Whether or not any stockholder plans to attend the Annual Meeting in person or participate via audio conference call, Farmer Mac urges all voting stockholders as of the Record Date to promptly submit their proxies by executing and returning the proxy cards previously mailed to them. Please note that the proxy cards included with the proxy materials previously distributed will not be updated to reflect the change in the date and time of the Annual Meeting, but can still be used to vote stockholders’ shares at the Annual Meeting. Farmer Mac did not receive any stockholder proposals for consideration at the Annual Meeting, so the only matters to be voted upon at the Annual Meeting will be the election of ten directors, the ratification of Farmer Mac’s auditors for 2020, and an advisory vote on the compensation of Farmer Mac’s named executive officers. Any questions or comments from stockholders who participate in the Annual Meeting will be limited to those related to the three matters being voted on. Farmer Mac encourages any stockholders with questions or comments about other matters to participate in Farmer Mac’s earnings conference call being held immediately before the Annual Meeting on May 12, 2020, the details of which are provided below.

More information about the Annual Meeting can be found in the proxy statement and supplemental materials filed by Farmer Mac with the Securities and Exchange Commission on April 6, 2020 and April 30, 2020. These materials are also available on Farmer Mac’s website at https://www.farmermac.com/investors/events-presentations.

First Quarter 2020 Earnings Release and Conference Call
Farmer Mac will release its financial results for the fiscal quarter ending March 31, 2020 on Monday, May 11, 2020 after the closing of equity markets. A conference call to discuss Farmer Mac’s first quarter 2020 financial results will be held beginning at 8:30 a.m. Eastern Daylight Time on Tuesday, May 12, 2020 and can be accessed by telephone or webcast as follows:

Dial-In (Domestic): (888) 346-2616
Dial-In (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the “Farmer Mac Earnings Conference Call.” This call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the conference call.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. For more than thirty years, Farmer Mac has been delivering the capital and commitment rural America deserves. More information about Farmer Mac is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

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